Exhibit 10.1
EXECUTION VERSION
SEALED AIR CORPORATION
$750,000,000
8.125% Senior Notes due 2019
$750,000,000
8.375% Senior Notes due 2021
Purchase Agreement
September 16, 2011
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
As Representatives of the Initial Purchasers
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
          Sealed Air Corporation, a corporation organized under the laws of Delaware (the “Company”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representative, $750,000,000 principal amount of its 8.125% Senior Notes due 2019 (the “2019 Notes”) and $750,000,000 principal amount of its 8.375% Senior Notes due 2021 (the “2021 Notes” and, together with the 2019 Notes, the “Notes”). The Notes are to be issued under an indenture (the “Indenture”), to be dated as of the Closing Date, among the Company, the Guarantors and HSBC Bank USA, N.A., as trustee (the “Trustee”).
          The Notes will be guaranteed (the “Guarantees” and together with the Notes, the “Securities”) on a senior unsecured basis by all of the Company’s wholly-owned domestic subsidiaries that guarantee the Senior Secured Credit Facilities (as defined below) (the “Guarantors”). The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 24 hereof.
          The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.
          In connection with the sale of the Securities, the Company and the Guarantors have prepared a preliminary offering memorandum, dated September 15, 2011 (as amended or supplemented at the date thereof, including any and all exhibits thereto, the “Preliminary Memorandum”), and a final offering memorandum, dated September 16, 2011 (as amended or supplemented at the Execution Time, including any and all exhibits thereto, the “Final

Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company, the Guarantors and the Securities. Each of the Company, and the Guarantors hereby confirms it has authorized the use of the Disclosure Package, the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.
          On May 31, 2011, the Company and Diversey Holdings, Inc., a corporation organized under the laws of Delaware, (“Diversey Holdings”) and Solution Acquisition Corp., a wholly-owned subsidiary of the Company, entered into the Agreement and Plan of Merger (the “Acquisition Agreement”) pursuant to which the Company agreed to acquire Diversey Holdings, subject to the terms and conditions therein (the “Acquisition”). In connection with the Acquisition, the Company will enter into senior secured credit facilities (the “Senior Secured Credit Facilities” and, together with the documents, agreements or instruments delivered in connection therewith, the “Senior Secured Credit Facilities Documentation”). The Securities are being issued as part of the financing that will be used to consummate the Acquisition.
          Concurrent with the consummation of the Acquisition, the Initial Purchasers and each acquired Guarantor listed on Schedule IV (the “Acquired Guarantors”) hereto shall execute and deliver a joinder agreement (the “Joinder Agreement”) substantially in the form attached hereto as Exhibit A, whereby each such Acquired Guarantor will agree to observe and fully perform all of the rights, obligations and liabilities contemplated herein as if it were an original signatory hereto.
          This Agreement, the Indentures, the Securities, and the Joinder Agreement are referred to herein as the “Transaction Documents”.
          1. Representations and Warranties. Each of the Company and the Guarantors represents and warrants to, and agrees with, (in the case of the Acquired Guarantors, upon the execution and delivery of the Joinder Agreement) each Initial Purchaser that, as of the date hereof and as of the Closing Date:
          (a) (i) The Disclosure Package did not, as of the Execution Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the Preliminary Memorandum did not, as of the date thereof, contain and the Final Memorandum, on the Closing Date (as defined in Section 3), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) an electronic road show, if any, when taken together with the Disclosure Package, does not, and on the Closing Date (as defined in Section 3), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Preliminary Memorandum, the Disclosure Package or the Final Memorandum based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

          (b) Except for the Additional Written Offering Communications, if any, identified in Schedule III hereto, and electronic road shows, if any, furnished to you before first use, the Company and Guarantors have not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any Additional Written Offering Communication except in each case used in accordance with Section 5(d).
          (c) Each of the Company and the Guarantors has been duly incorporated or formed, is validly existing as a corporation, limited liability company, partnership or other legal entity in good standing under the laws of the jurisdiction of its incorporation or formation, and each has the corporate, limited liability company, partnership or similar power and authority to own its property and to conduct its business as described in the Disclosure Package and the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Guarantors and their respective subsidiaries, taken as a whole.
          (d) Each subsidiary of the Company and the Guarantors has been duly incorporated or formed, is validly existing as a corporation, limited liability company, partnership or other legal entity in good standing under the laws of the jurisdiction of its incorporation, has the corporate, limited liability company, partnership or other similar power and authority to own its property and to conduct its business as described in the Disclosure Package and the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Guarantors and their respective subsidiaries, taken as a whole.
          (e) All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as otherwise set forth in the Disclosure Package and the Final Memorandum or as set forth in Exhibit 21 to the Company’s annual report on Form 10-K for the year ended December 31, 2010 or in Section 4.2(b) of the Soap Disclosure Letter to the Acquisition Agreement, all outstanding shares of capital stock of each subsidiary of the Company are owned by the Company, either directly or through wholly-owned subsidiaries, free and clear of any security interest, claim, lien or encumbrance.
          (f) Each of the Company and the Guarantors has all requisite corporate or other organizational power and authority to execute, deliver and perform its obligations under the Transaction Documents to which they are a party.
          (g) This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantors (other than the Acquired Guarantors).
          (h) The Notes have been duly authorized by the Company, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture.
          (i) The Guarantees have been duly authorized by the Guarantors and, when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Guarantors, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture.
          (j) The Indenture has been duly authorized, and when the Indenture has been executed and delivered by the Company and the Guarantors, the Indenture will be the valid and binding agreement of, the Company and the Guarantors, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and general principles of equity.
          (k) On the Closing Date (as defined in Section 3), the Joinder Agreement will be duly authorized, executed and delivered by the Acquired Guarantors and will be a valid and binding agreement of such Acquired Guarantors, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and general principles of equity.
          (l) No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Guarantors of their respective obligations under the Transaction Documents to which they are a party, except such as may be required by the securities or Blue Sky laws of the various states or other jurisdictions in connection with the offer and sale of the Securities.
          (m) None of the Company and the Guarantors or any of their respective subsidiaries is in violation or default of (i) any provision of its charter or by-laws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company and the Guarantors or any of their respective subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company and the Guarantors or such subsidiary or any of its properties, as applicable, except, in each case, with respect to items (ii) and (iii) above, to the extent that such violation or default would not have a material adverse effect on the Company, the Guarantors or their respective subsidiaries, taken as a whole.
          (n) The execution and delivery by the Company and the Guarantors of, and the performance by the Company and the Guarantors of its obligations under, the Transaction Documents to which they are a party, will not conflict with, result in a breach or violation or imposition of, any lien, charge or encumbrance upon any property or asset of the Company and the Guarantors or any of their respective subsidiaries (other than any imposition of any lien, charge or encumbrance created by the Senior Secured Credit Facilities Documentation) or contravene any provision of applicable law or the certificate of incorporation or by-laws or similar organizational documents of the Company and the Guarantors or any agreement or other instrument binding upon the Company or the Guarantors or any of their respective subsidiaries, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company and the Guarantors or any of their respective subsidiaries, that, in each case, is material to the Company and the Guarantors and their respective subsidiaries or to which its or their property is subject, taken as a whole.
          (o) (i) The consolidated historical financial statements of the Company and its consolidated subsidiaries included in the Disclosure Package and the Final Memorandum present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein); (ii) the consolidated historical financial statements of Diversey Holdings and its consolidated subsidiaries included in the Disclosure Package and the Final Memorandum present fairly the financial condition, results of operations and cash flows of Diversey Holdings as of the dates and for the periods indicated and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein); (iii) the selected financial data set forth under the captions “Sealed Air Selected Historical Financial Information” and “Diversey Selected Historical Financial Information” in the Preliminary Memorandum, Disclosure Package and the Final Memorandum fairly present, on the basis stated in the Preliminary Memorandum and the Final Memorandum, the information included therein; (iv) the pro forma condensed combined financial statements included in the Disclosure Package and the Final Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Disclosure Package and the Final Memorandum; and, except as otherwise disclosed in the Disclosure Package and on page (iv) of the Final Memorandum, the pro forma financial statements included in the Disclosure Package and the Final Memorandum comply as to form in all material respects with the applicable accounting requirements of Regulation S-X.
          (p) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the financial condition, or in the earnings, business or operations of the Company and the Guarantors and their respective subsidiaries, taken as a whole, from that set forth in the Disclosure Package and the Final Memorandum.
          (q) There are no legal or governmental proceedings pending or threatened to which the Company or the Guarantors or any of their respective subsidiaries is a party or to which any of the properties of the Company or the Guarantors or their subsidiaries is subject other than proceedings described in all material respects in the Disclosure Package and the Final Memorandum and proceedings that would not have a material adverse effect on the Company or the Guarantors and any of their respective subsidiaries, taken as a whole, or on the power or ability of the Company or the Guarantors to perform their obligations under this Agreement, the Indentures or the Securities or to consummate the transactions contemplated by this Agreement.
          (r) The Company, the Guarantors and their respective subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company, the Guarantors and their respective subsidiaries, taken as a whole.
          (s) In the ordinary course of its business, the Company and the Guarantors conduct a periodic review of the effect of Environmental Laws on their respective business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, neither the Company nor the Guarantors has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a material adverse effect on the Company, the Guarantors and their respective subsidiaries, taken as a whole.
          (t) Each of the Company, the Guarantors and their respective subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing that are material to the conduct of the Company, the Guarantors and their respective subsidiaries taken as a whole, or each has obtained licenses or assignments of all other rights of whatever nature that are material to the conduct of the Company, the Guarantors and their respective subsidiaries taken as a whole necessary for the present conduct of its business, without any known conflict with the rights of others which, or, to the Company’s knowledge, the failure to obtain which, as the case may be, would have a material adverse effect on the Company, the Guarantors and their respective subsidiaries, taken as a whole.
          (u) Each of the Company and the Guarantors is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in Disclosure Package and the Final Memorandum will not be, an “investment company” as such term is defined in the Investment Company Act.
          (v) None of the Company, the Guarantors or any of their respective affiliates (as defined in Rule 501(b) of Regulation D under the Act, an “Affiliate”) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act, except that no representation, warranty or agreement is made by the Company in this paragraph with respect to the Initial Purchasers.
          (w) None of the Company, the Guarantors or their respective Affiliates, or any person acting on its or their behalf has engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of the Company, the Guarantors or their respective Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S, except that no representation, warranty or agreement is made by the Company in this paragraph with respect to the Initial Purchasers.
          (x) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Act.
          (y) KPMG LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the U.S. Securities and Exchange Commission (the “Commission”) and, except for the supporting schedules, included in the Disclosure Package and the Final Memorandum are independent registered public or certified public accountants within the meaning of Regulation S-X, and any non-audit services provided by KPMG LLP to the Company, have been approved by the Audit Committee of the Board of Directors of the Company.
          (z) Ernst & Young LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission and, except for the supporting schedules, included in the Disclosure Package and the Final Memorandum are independent registered public or certified public accountants within the meaning of Regulation S-X, and any non-audit services provided by Ernst & Young LLP to Diversey Holdings, have been approved by the Audit Committee of the Board of Directors of Diversey Holdings.
          (aa) The Company and its subsidiaries and their respective officers and directors are in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”, which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), that are applicable to the Company and Diversey Holdings and their respective subsidiaries and their respective officers and directors are in compliance with the provisions of the Sarbanes-Oxley Act that are applicable to Diversey Holdings.
          (bb) Each of the Company and Diversey Holdings and their respective subsidiaries maintains a system of accounting controls that is in compliance with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with their respective management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with their respective management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (cc) The operations of the Company, the Guarantors and their respective subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantors or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.
          (dd) None of the Company, the Guarantors or any of their respective subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the Guarantors or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company and the Guarantors will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          (ee) None of the Company, the Guarantors or any of their respective subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or the Guarantors or any of their respective subsidiaries has taken any action, directly or indirectly, that would result in a current violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, the Guarantors, and their respective subsidiaries and, to the knowledge of the Company and the Guarantors, their respective Affiliates are conducting their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
          (ff) None of the Company or the Guarantors has taken, or will take, directly or indirectly, any action designed to, or that constitutes or that could reasonably be expected to, cause or result, under the Exchange Act or otherwise, in any stabilization or manipulation of the price of the Securities or any security of the Company. None of the Company or the Guarantors

has issued, or will issue, without the prior consent of the Initial Purchasers, any stabilization announcement referring to the proposed issue of the Securities.
          (gg) The Company, the Guarantors and their respective subsidiaries have filed all applicable tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the Company, the Guarantors or their respective subsidiaries, taken as a whole, and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or is included in balance sheet reserves or as would not have a material adverse effect on the Company, the Guarantors and their respective subsidiaries, taken as a whole, and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum.
          (hh) No labor dispute with the employees of the Company, the Guarantors or any of their respective subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and none of the Company or the Guarantors has knowledge of any existing or imminent labor dispute between the employees of any of their respective or their respective subsidiaries’ principal suppliers, contractors or customers and such principal suppliers, contractors or customers, except as would not have a material adverse effect on the Company, the Guarantors and their respective subsidiaries, taken as a whole, and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum.
          (ii) No subsidiary of the Company or the Guarantors is currently, or, immediately following the Acquisition, will be, prohibited, directly or indirectly, from paying any dividends to the Company or the Guarantors, as applicable, from making any other distribution the Company or the Guarantors on such subsidiary’s capital stock, from repaying to the Company or the Guarantors, as applicable, any loans or advances to such subsidiary from the Company or the Guarantors, as applicable, or from transferring any of such subsidiary’s property or assets to the Company or the Guarantors, as applicable, except pursuant to the Senior Secured Credit Facilities Documentation or the Indentures or as described in or contemplated in the Disclosure Package or the Final Memorandum.
          (jj) The Company, the Guarantors and each of their respective subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and none of the Company, the Guarantors, or any of their respective subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.
Except as would not have a material adverse effect on the Company, the Guarantors and their respective subsidiaries, taken as a whole: (i) the minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the applicable regulations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA (each, a “Plan”) and that has been established or maintained by the Company and/or one or more of its subsidiaries; (ii) the trust forming part of each such Plan which is intended to be qualified under Section 401 of the Code is so qualified; (iii) each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; (iv) neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); (v) each Plan, and each welfare plan established or maintained by the Company, is in compliance in all material respects with the currently applicable provisions of ERISA; and (vi) neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.
          Any certificate signed by any officer of the Company or the Guarantors and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or the Guarantors, as applicable, as to matters covered thereby, to each Initial Purchaser.
          In this Section 1, any reference to any “subsidiary” or “subsidiaries” of the Company shall include Diversey Holdings and its subsidiaries.
          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.25% of the principal amount thereof, plus accrued interest, if any, the principal amount of Notes set forth opposite such Initial Purchaser’s name in Schedule I hereto.
          3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on October 3, 2011, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company with respect to the Notes, or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company with respect to the Notes by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
          4. Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

          (b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with each of the Company that:
     (i) it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the Closing Date except:
(A)	to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act) or

(B)	in accordance with Rule 903 of Regulation S;
     (ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;
     (iii) in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale may be made in reliance on Rule 144A;
     (iv) neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;
     (v) it is an “accredited investor” (as defined in Rule 501(a) of Regulation D);
     (vi) it has complied and will comply with the offering restrictions requirement of Regulation S;
     (vii) at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. [Additional restrictions on the offer and sale of the Securities are described in the offering memorandum for the

Securities.] Terms used in this paragraph have the meanings given to them by Regulation S.”;
     (viii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities, in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors;
     (ix) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and
     (x) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Securities which are the subject of the offering contemplated by this Agreement to the public in that Relevant Member State other than:
(A) to any legal entity which is a qualified investor as defined in the Prospectus Directive;
(B) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Initial Purchaser(s) nominated by the Company for any such offer; or
(C) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Securities shall require the Company or any Initial Purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending

Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
          5. Agreements. The Company and each of the Guarantors agrees (in the case of the Acquired Guarantors, upon the execution and delivery of the Joinder Agreement), jointly and severally, will agree with each Initial Purchaser that:
          (a) The Company and the Guarantors will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in Section 5(c) below, as many copies of the Disclosure Package and the Final Memorandum and any amendments and supplements thereto as they may reasonably request.
          (b) The Company and the Guarantors will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and substantially in the form attached as Schedule II hereto.
          (c) The Company and the Guarantors will not amend or supplement the Disclosure Package or the Final Memorandum without the prior written consent of the Representatives.
          (d) If at any time prior to the earlier of (i) the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives) and (ii) the expiration of twelve months after the date thereof, any event occurs as a result of which the Disclosure Package or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Company or the Guarantors will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of Section 5(c), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.
          (e) Without the prior written consent of the Representatives, the Company or the Guarantors has not given and will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representatives.
          (f) The Company and the Guarantors will arrange, if necessary, and upon the request of the Representatives, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may reasonably designate (including certain provinces of Canada) and will maintain such qualifications in effect so long as required, in the reasonable determination of the Representatives, for the sale of the Securities; provided that in no event shall the Company or the Guarantors be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or to subject itself to taxation in excess of a nominal amount in respect of doing business, in any jurisdiction where it is not now so subject. The Company and the Guarantors will promptly advise the Representatives of the receipt by them of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
          (g) During the period of one year after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Act) to resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them, except in a transaction registered under the Act or in a transaction exempt from registration thereunder.
          (h) The Company or its subsidiaries, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.
          (i) The Company or its subsidiaries, or any person acting on its or their behalf will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of them will comply with the offering restrictions requirement of Regulation S.
          (j) The Company or its subsidiaries, or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.
          (k) For so long as any of the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, will provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act.
          (l) The Company will cooperate with the Representatives and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.
          (m) Each of the Notes will bear, to the extent applicable, the legend contained in “Transfer Restrictions” in the Preliminary Memorandum and the Final Memorandum for the time period and upon the other terms stated therein.
          (n) The Company will not for a period beginning on and continuing to and including the 30th day following the Execution Time, without the prior written consent of Citigroup or Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, sell, contract to sell, pledge, otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any subsidiary of the Company, directly or indirectly, or announce the offering, of any debt securities issued or guaranteed by the Company (other than the Securities).
          (o) Neither the Company nor the Guarantors has taken, or will take, directly or indirectly, any action designed to, or that constitutes or that could reasonably be expected to, cause or result, under the Exchange Act or otherwise, in any stabilization or manipulation of the price of the Securities or any security of the Company. None of the Company or the Guarantors has issued, or will issue, without the prior consent of the Initial Purchasers, any stabilization announcement referring to the proposed issue of the Securities.
          (p) If not filed electronically with the Commission through the Commission’s Electronic Data Gathering, Analysis, and Retrieval System (or any successor system), the Company will, for a period of twelve months following the Execution Time, furnish to the Representatives all reports or other communications (financial or other) generally made available to its shareholders, and deliver such reports and communications to the Representatives as soon as they are available.
          (q) The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Final Memorandum.
          (r) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indentures and the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Disclosure Package and the Final Memorandum and each amendment or supplement to either of them as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any Blue Sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) any registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states, the provinces of Canada and any other jurisdictions specified pursuant to Section 5(f) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vi) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (vii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (viii) all other costs and expenses incident to the performance by the Company of its obligations hereunder; provided that except as provided in clause (v) above, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on the resale of any Securities by them and any advertising expenses related to any offers they may make.
          6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Company and the Guarantors contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantors of its obligations hereunder and to the following additional conditions:
          (a) The Company and the Guarantors shall have requested and caused Simpson Thacher & Bartlett LLP, counsel for the Company, to furnish to the Representatives its opinion and letter, dated the Closing Date and addressed to the Representatives, to the effect set forth in Exhibit B-1 and Exhibit B-2.
          (b) The Initial Purchasers shall have received on the Closing Date an opinion of Katherine White, Vice President, General Counsel and Secretary of the Company, dated the Closing Date, to the effect set forth in Exhibit C. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.
          (c) The Initial Purchasers shall have received on the Closing Date an opinion of Scott Russell, General Counsel of Diversey Holdings, dated the Closing Date, to the effect set forth in Exhibit D. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.
          (d) The Representatives shall have received from Shearman & Sterling LLP, counsel for the Initial Purchasers, its opinion and letter, dated the Closing Date and addressed to the Representatives, the Company and the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
          (e) The Representatives shall have received the written opinion of: Kolesar & Leatham, Chtd., Nevada counsel for the Company and the Guarantors and Reinhart Boemer Van Deuren, Wisconsin counsel for the Company and the Guarantors, with respect to such matters as may be reasonably requested by the Initial Purchasers.
          (f) The Company shall have furnished to the Representatives a certificate, signed by a principal financial or accounting officer of the Company, on behalf of the Company and not in his or her individual capacity, dated the Closing Date, to the effect that the signer of such certificate have carefully examined the Disclosure Package and the Final Memorandum and any supplements or amendments thereto, and this Agreement and that:
     (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects (except to the extent already qualified by materiality, in which case such representations and warranties are true and correct in all respects) on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and
     (ii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum, there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company, as applicable, and their respective subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum.
          (g) On the date hereof, the Initial Purchasers shall have received from each of KMPG LLP, the independent registered public accounting firm for the Company, and Ernst & Young LLP, the independent registered public accounting firm for Diversey Holdings, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, covering the relevant financial information in the Disclosure Package and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from each such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the relevant financial information in the Final Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 days prior to the Closing Date.
          (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
          (i) On or before the Closing Date, the Company shall have executed the Senior Secured Credit Facilities Documentation in the form described in the Disclosure Package or the Final Memorandum and all of the conditions to the borrowing thereunder shall have been satisfied or waived in accordance with its terms.
          (j) The Securities shall be eligible for clearance and settlement through The Depository Trust Company, in the case of the Notes.
          (k) Prior to or concurrently with the closing of the offering of the Securities pursuant to this Agreement, the Senior Secured Credit Facilities Documentation shall have been entered into and the Company shall have received the funds from borrowings thereunder, and all conditions precedent to the consummation of the transactions contemplated by the Acquisition Agreement shall have been satisfied or properly waived and the Acquisition shall have been consummated pursuant to the terms of the Acquisition Agreement and Diversey Holdings and its subsidiaries shall have become subsidiaries of the Company.

          (l) Except for the ratings actions described under the caption “Sealed Air Pro Forma Liquidity and Capital Resources — Liquidity and Capital Resources—Pro Forma — Debt Ratings” in each of the Disclosure Package and Final Memorandum, subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s or any of the Guarantors’ debt securities by any “nationally recognized statistical rating organization” (as defined under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement or waived, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at 599 Lexington Avenue, New York, NY 10022, or such other place as agreed among the Company and the Representatives on the Closing Date.
          7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Guarantors to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company or the Guarantors will reimburse the Initial Purchasers severally through Citigroup on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.
          8. Indemnification and Contribution. (a) Each of the Company and the Guarantors, (in the case of the Acquired Guarantors, upon the execution and delivery of the Joinder Agreement), jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and selling agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, the Final Memorandum, and any Additional Written Offering Communications or any other written information (including electronic road shows, if any) used by or on behalf of the Company or the Guarantors in connection with the offer or sale of the Securities, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company or the Guarantors may otherwise have.
          (b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, the Guarantors, and, in the case of the Acquired Guarantors, upon the execution and delivery of the Joinder Agreement, each of their respective directors, each of their respective officers, and each person who controls the Company and the Guarantors within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company and the Guarantors acknowledge that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Notes and (ii), under the heading “Plan of Distribution”, the last sentence of the 3rd paragraph, the fourth and fifth sentences of the 7th paragraph, the 8th paragraph, the 9th paragraph and the 10th paragraph in the Preliminary Memorandum and the Final Memorandum relating to the purchase and sale of the Notes and stabilization by the Initial Purchasers constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum or in any amendment or supplement thereto.
          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Guarantors and the Initial Purchasers, severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company, the Guarantors and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and by the Initial Purchasers, on the other hand, from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Guarantors and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Guarantors on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and selling agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company or the Guarantors within the meaning of either the Act or the Exchange Act and each officer and director of the Company or the Guarantors shall have the same rights to contribution as the Company or the Guarantors, respectively, subject in each case to the applicable terms and conditions of this paragraph (d).
          9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Notes agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers with respect to the Notes shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Notes set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining Initial Purchasers) the Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes, which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of such Notes and if such non-defaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.
          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company, with respect to the Notes prior to delivery of and payment for the Notes if at any time prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum.
          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and each of the Guarantors, or their respective officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the Guarantors, or any of the

indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
          12. The Acquired Guarantors. On the Closing Date, the Company will cause: (i) the Acquired Guarantors to become parties to the Joinder Agreement; and (ii) each Acquired Guarantor to (a) become guarantors under the Indentures, as applicable, and (b) execute a Guarantee.
          13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or to Merrill Lynch, Pierce, Fenner & Smith Incorporated Legal Department (fax no.: 212-901-7897) and confirmed to it at 50 Rockfeller Plaza, New York, New York 10020, Attention: Legal Department; or if sent to the Company or the Guarantors, will be mailed, delivered or telefaxed to General Counsel (fax no.: (201) 703-4231) and confirmed to it at 200 Riverfront Boulevard, Elmwood Park, New Jersey 07407, attention of the Legal Department.
          14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and no other person will have any right or obligation hereunder.
          15. Jurisdiction. Each of the Company and each of the Guarantors agrees that any suit, action or proceeding against the Company or any of the Guarantors brought by any Initial Purchaser, the directors, officers, employees and selling agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.
          16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.
          17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.
          18. Waiver of Jury Trial. The Company and the Guarantors hereby irrevocably waive, (in the case the Acquired Guarantors, upon the execution and delivery of the Joinder Agreement) to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
          19. No Fiduciary Duty. Each of the Company and the Guarantors hereby acknowledge (in the case the Acquired Guarantors, upon the execution and delivery of the

Joinder Agreement) that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the Initial Purchasers and any Affiliate through which they may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Company or the Guarantors and (c) the engagement of the Initial Purchasers by the Company in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and each of the Guarantors agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Company or any of the Guarantors on related or other matters). Each of the Company and each of the Guarantors agrees that they will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to them, in connection with such transaction or the process leading thereto.
          20. Waiver of Immunity. To the extent that the relevant Guarantors have or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the relevant Guarantors hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.
          21. Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of a purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.
          22. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          23. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          24. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
          “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Additional Written Offering Communication” shall mean any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Preliminary Memorandum, the Disclosure Package or the Final Memorandum.

          “Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.
          “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.
          “Citigroup” shall mean Citigroup Global Markets Inc.
          “Code” shall mean the Internal Revenue Code of 1986, as amended.
          “Commission” shall mean the U.S. Securities and Exchange Commission.
          “Disclosure Package” shall mean (i) the Preliminary Memorandum and (ii) the final term sheet prepared pursuant to Section 5(b) hereto and substantially in the form attached as Schedule II hereto.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Execution Time” shall mean 4:00 p.m. New York City time on the date of this Agreement.
          “Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Regulation D” shall mean Regulation D under the Act.
          “Regulation S” shall mean Regulation S under the Act.
          “Regulation S-X” shall mean Regulation S-X under the Act and the Exchange Act.
          “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between each of the Company and the Guarantors, and the several Initial Purchasers.

Very truly yours, Sealed Air Corporation
By:	/s/ H. Katherine White
	Name:	H. Katherine White
	Title:	Vice President, General Counsel and Secretary
[Signature Page to Purchase Agreement]

CPI Packaging, Inc.
By:	/s/ H. Katherine White
	Name:	H. Katherine White
	Title:	Vice President and Secretary

Cryovac, Inc.
By:	/s/ H. Katherine White
	Name:	H. Katherine White
	Title:	Vice President, General Counsel and Secretary

Cryovac International Holdings Inc.
By:	/s/ H. Katherine White
	Name:	H. Katherine White
	Title:	Vice President and Secretary

Cryovac Leasing Corporation
By:	/s/ H. Katherine White
	Name:	H. Katherine White
	Title:	Vice President and Secretary

Poly Packaging Systems, Inc.
By:	/s/ H. Katherine White
	Name:	H. Katherine White
	Title:	Vice President and Secretary

Polypride, Inc.
By:	/s/ H. Katherine White
	Name:	H. Katherine White
	Title:	Vice President and Secretary

Reflectix, Inc.
By:	/s/ H. Katherine White
	Name:	H. Katherine White
	Title:	Vice President and Secretary

Sealed Air Corporation (US)
By:	/s/ H. Katherine White
	Name:	H. Katherine White
	Title:	Vice President, General Counsel and Secretary

[Signature Page to Purchase Agreement]

Sealed Air LLC
By:	/s/ H. Katherine White
Name: H. Katherine White
Title: Vice President and Secretary

Sealed Air Finance LLC
By:	/s/ H. Katherine White
Name: H. Katherine White
Title: Vice President and Secretary

Sealed Air Nevada Holdings Limited (fka Sealed Air Japan Limited)
By:	/s/ H. Katherine White

Name: H. Katherine White Title: Vice President and Secretary

Shanklin Corporation
By:	/s/ H. Katherine White

Name: H. Katherine White Title: Vice President and Secretary

[Signature Page to Purchase Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
For themselves and the other several
Initial Purchasers named in
Schedule I to the foregoing Agreement.
Citigroup Global Markets Inc.

By:	/s/ Stuart G. Dickson
	Name:	Stuart G. Dickson
	Title:	Managing Director

Merrill Lynch, Pierce, Fenner & Smith
               Incorporated

By:	/s/ Michelle Koren
	Name:	Michelle Koren
	Title:	Vice President
[Signature Page to Purchase Agreement]

SCHEDULE I

Principal
Amount of 2019
Notes to be
Initial Purchasers	Purchased
Citigroup Global Markets Inc.	$338,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	169,000,000
RBS Securities Inc.	84,000,000
BNP Paribas Securities Corp.	84,000,000
Morgan Stanley & Co. LLC	25,000,000
Rabo Securities USA, Inc.	25,000,000
Credit Agricole Securities (USA) LLC	25,000,000
Total	$750,000,000

Principal
Amount of 2021
Notes to be
Initial Purchasers	Purchased
Citigroup Global Markets Inc.	$338,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	169,000,000
RBS Securities Inc.	84,000,000
BNP Paribas Securities Corp.	84,000,000
Morgan Stanley & Co. LLC	25,000,000
Rabo Securities USA, Inc.	25,000,000
Credit Agricole Securities (USA) LLC	25,000,000
Total	$750,000,000
Schedule I

SCHEDULE II
Pricing Term Sheet
Schedule II

Summary of Terms:
8.125% Senior Notes due 2019

Issuer:	Sealed Air Corporation

Issue:	Senior Notes

Maturity:	September 15, 2019

Aggregate Principal Amount:	$750,000,000

Coupon:	8.125%

Yield to Maturity:	8.125%

Spread to Benchmark Treasury:	605 b.p. vs. TSY 2.125% due 8/21

Interest Payment Dates:	March 15 & September 15, commencing March 15, 2012

Price:	100.000%

Gross Proceeds to Issuer (before expenses):	$750,000,000

Record Dates:	March 1 and September 1

Call Schedule:	100% plus a “make-whole premium” prior to September 15, 2015
September 15, 2015: 104.063%
September 15, 2016: 102.031%
September 15, 2017: 100.000%
and thereafter

Equity Clawback:	35% at 108.125% prior to September 15, 2014

Change of Control:	Investor put at 101%

Make Whole:	T + 50 b.p.

Denominations:	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

Joint Book-Running Managers:	Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC RBS Securities Inc.

Co-Managers:	BNP Paribas Securities Corp. Credit Agricole Securities (USA) LLC Rabo Securities USA, Inc.

Trade Date:	September 16, 2011

Settlement Date (T + 11):	October 3, 2011

Registration Rights:	None

Distribution:	144A and Regulation S

1

CUSIP/ISIN:	144A Notes:	Reg. S Notes:
	CUSIP: 81211K AQ3	CUSIP: U81193 AG6
	ISIN: US81211KAQ31	ISIN: USU81193AG69
8.375% Senior Notes due 2021

Issuer:	Sealed Air Corporation

Issue:	Senior Notes

Maturity:	September 15, 2021

Aggregate Principal Amount:	$750,000,000

Coupon:	8.375%

Yield to Maturity:	8.375%

Spread to Benchmark Treasury:	630 b.p. vs. TSY 2.125% due 8/21

Interest Payment Dates:	March 15 & September 15, commencing March 15, 2012

Price:	100.000%

Gross Proceeds to Issuer (before expenses):	$750,000,000

Record Dates:	March 1 and September 1

Call Schedule:	100% plus a “make-whole premium” prior to September 15, 2016
September 15, 2016: 104.188%
September 15, 2017: 102.792%
September 15, 2018: 101.396%
September 15, 2019: 100.000%
and thereafter

Equity Clawback:	35% at 108.375% prior to September 15, 2014

Change of Control:	Investor put at 101%

Make Whole:	T + 50 b.p.

Denominations:	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

Joint Book-Running Managers:	Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated BNP Paribas Securities Corp. Credit Agricole Securities (USA) LLC

Co-Managers:	Morgan Stanley & Co. LLC Rabo Securities USA, Inc. RBS Securities Inc.

Trade Date:	September 16, 2011

Settlement Date (T + 11):	October 3, 2011

Registration Rights:	None

Distribution:	144A and Regulation S

2

CUSIP/ISIN:	144A Notes:	Reg. S Notes:
	CUSIP: 81211K AR1	CUSIP: U81193 AJ0
	ISIN: US81211KAR14	ISIN: USU81193AJ09
This communication is intended for the sole use of the person to whom it is provided by the sender.
These securities have not been registered under the Securities Act of 1933, as amended, and may only be sold to qualified institutional buyers pursuant to Rule 144A or pursuant to another applicable exemption from registration.
The information in this term sheet supplements the Company’s preliminary offering memorandum, dated September 15, 2011 (the “Preliminary Memorandum”) and supercedes the information in the Preliminary Memorandum to the extent inconsistent with the information in the Preliminary Memorandum. This term sheet is qualified in its entirety by reference to the Preliminary Memorandum. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Memorandum.
A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER ELECTRONIC SYSTEM.

3

SCHEDULE III
Additional Written Information
None

SCHEDULE IV
List of Acquired Guarantors
Auto-C, LLC
JDI CEE Holdings, Inc.
Diversey Puerto Rico, Inc.
Diversey Shareholdings, Inc.
Professional Shareholdings, Inc.
The Butcher Company
JWP Investments, Inc.
JWPR Corporation
JD Polymer, LLC

EXHIBIT A
Form of Joinder Agreement
[•], 2011
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
As Representatives of the Initial Purchasers
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Reference is hereby made to that purchase agreement (the “Purchase Agreement”) dated September 16, 2011 among the Company, certain Guarantors and the Initial Purchasers relating to the issuance and sale to the Initial Purchasers of $750,000,000 principal amount of its 8.125% Senior Notes due 2019 and $750,000,000 principal amount of its 8.375% Senior Notes due 2021. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.
In connection with the Acquisition, the undersigned have guaranteed the Notes. This Joinder Agreement is being executed and delivered by the undersigned on the date of the consummation of the Acquisition, after giving effect to the Acquisition.
1. Joinder. Each of the undersigned hereby acknowledges that it has received a copy of the Purchase Agreement and acknowledges and agrees with the Initial Purchasers that by its execution and delivery hereof it shall (i) join and become a party to the Purchase Agreement; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgements applicable to such party as set forth in and in accordance with the terms of the Purchase Agreement; and (iii) perform all obligations and duties as required of it in accordance with the Purchase Agreement. Each of the undersigned hereby represents and warrants that the representations and warranties set forth in the Purchase Agreement applicable to such party are true and correct on and as of the date hereof with the same force and effect as if such representations and warranties had been made on and as of the date hereof (except that representations and warranties made as of a particular date were true and correct on and as of such particular date).
2. Counterparts. This Joinder Agreement may be signed in one or more counterparts (which may be delivered in original form or facsimile or “pdf” file thereof), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.
3. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.

A-1

4. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
5. APPLICABLE LAW. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

A-2

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered in New York, New York, by its proper and duly authorized officer as of the date set forth above.
Auto-C, LLC
JDI CEE Holdings, Inc.
Diversey Puerto Rico, Inc.
Diversey Shareholdings, Inc.
Professional Shareholdings, Inc.
The Butcher Company
JWP Investments, Inc.
JWPR Corporation
JD Polymer, LLC

By:
Name:
Title:

The foregoing Joinder Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.
The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
For themselves and the other several
Initial Purchasers named in
Schedule I to the foregoing Agreement.
Citigroup Global Markets Inc.

By:
Name:
Title:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
Name:
Title:

EXHIBIT B-1
Form of Opinion of Simpson Thacher & Bartlett LLP

B-1

EXHIBIT B-2
Form of 10b-5 Letter of Simpson Thacher & Bartlett LLP

B-2

EXHIBIT C
Form of Opinion of General Counsel of Sealed Air Corporation

C-1

EXHIBIT D
Form of Opinion of General Counsel of Diversey Holdings, Inc.

D-1